                             EMPLOYMENT AGREEMENT
                             --------------------


     THIS AGREEMENT ("Agreement") is made and entered into effective as of the 1st day of January, 1997 (the "Effective Date"), by and among PREMIER LENDING CORPORATION ("Employer"); and GEORGE S. PHELPS ("Employee").

                              W I T N E S S E T H:
     WHEREAS, Employer is a wholly owned subsidiary of FIRST ALLIANCE/ PREMIER BANCSHARES, INC. (the "Holding Company");

     WHEREAS, the Board of Directors of Employer consider the establishment and maintenance of highly competent and skilled management personnel for Employer to be essential to protecting and enhancing the best interests of Employer;

     WHEREAS, the Board of Directors of Employer is desirous of inducing Employee to remain in the employ of Employer, subject to the terms and conditions hereof;
     WHEREAS, Employee is desirous of remaining in the employ of Employer, subject to the terms and conditions hereof; and

     WHEREAS, the parties agree that the provisions of this Agreement shall control with respect to the rights and obligations of the parties resulting from the employment of Employee by Employer;

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1.  Definitions.  The following terms used in this Agreement shall have the
         -----------
following meanings:

     (a) "Base Salary" shall mean the annual compensation (excluding Incentive Compensation as defined in (e) of this paragraph and other benefits) payable or paid to Employee pursuant to paragraph 4(a) of this Agreement.
     (b) "Change of Control" shall be deemed to have occurred if:
         (i) After any transaction any person (or persons acting in concert), partnership, corporation, or other organization shall own, control, or hold with the power to vote more than fifty percent (50%) of any class of voting
                                           --
securities of the Holding Company; or
         (ii) The Holding Company, or substantially all of the assets of the Holding Company, shall be sold or transferred to, or consolidated or merged with, another corporation; or
         (iii) Employer, or substantially all of the assets of Employer, shall be sold or transferred to, or consolidated or merged with, another corporation which is not a majority owned subsidiary of the Holding Company;

Provided, however, if Employer shall become a subsidiary of another corporation or shall be merged or consolidated into another corporation and a majority of the outstanding voting shares of the parent or surviving corporation are owned immediately after such acquisition, merger, or consolidation by the owners of a majority of the voting shares of Employer immediately before such acquisition, merger, or consolidation.
     (c) "Disability" shall mean the complete inability of Employee to perform his duties for Employer under this Agreement on a full-time basis, as determined by an independent physician selected with the approval of Employer and Employee.

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

     (d) "Event of Termination" shall mean the termination by Employer of Employee's employment under this Agreement by written notice delivered to Employee for any reason other than Termination for Cause as defined in (f) of this paragraph or termination following a continuous period of disability exceeding six (6) calendar months pursuant to paragraph 6(a) of this Agreement.
               --
     (e) "Incentive Compensation" shall mean that compensation payable or paid to Employee pursuant to paragraph 4(b) of this Agreement.
     (f) "Termination for Cause" shall have the meaning provided in paragraph 7(a) of this Agreement.

     2.  Employment.  Employer agrees to continue Employee in its employ, and
         ----------
Employee agrees to remain in the employ of Employer, as its President, for the period stated in paragraph 3(a) hereof and upon the other terms and conditions herein provided. Employee agrees to perform faithfully such services as are reasonably consistent with his positions and shall from time to time be assigned to him by the Board of Directors of Employer in a trustworthy and businesslike manner for the purpose of advancing the interests of Employer. The Board of Directors of Employer may also from time to time change Employee's position or alter his duties and responsibilities and assign a new position or new duties and responsibilities that are similar in scope and nature to Employee's existing position, duties and responsibilities without invalidating this Agreement or effecting the termination of Employee. At all times, Employee shall manage and conduct the business of Employer in accordance with the policies established by the Board of Directors of Employer, and in compliance with applicable regulations promulgated by governing regulatory agencies. Responsibility for the supervision of Employee shall rest with the Board of Directors of Employer, which shall review

Employee's performance at least annually. The Board of Directors of Employer shall also have the authority to terminate Employee, subject to the provisions outlined in paragraph 7 of this Agreement.

     3.  Term and Duties.
         ---------------
     (a) Term of Employment.  This Agreement and the period of Employee's
         ------------------
employment under this Agreement shall be deemed to have commenced as of the Effective Date and shall continue for a period of twelve (12) full calendar
                                                          --
months thereafter, unless earlier terminated pursuant to this Agreement or unless Employee dies before the end of such twelve (12) months, in which case
                                                    --
the period of employment shall be deemed to continue until the end of the month of such death. On each anniversary of the Effective Date, this Agreement and Employee's term of employment shall be extended for an additional twelve (12)
                                                                          --
month period provided that the Board of Directors of Employer determines that the performance of Employee has met said Boards' requirements and standards and further that this Agreement shall be extended.
     (b) Performance of Duties.  During the period of employment hereunder,
         ---------------------
except for periods of illness, disability, reasonable vacation periods, and reasonable leaves of absence, Employee shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder. Employee shall be entitled to reasonable participation as a member in community, civic, or similar organizations and the pursuit of personal investments which do not present any material conflict of interest with Employer, or otherwise unfavorably affect the performance of Employee's duties pursuant to this Agreement.

     (c) Office of Employee.  The office of Employee shall be located at the
         ------------------
principal office of Employer in Atlanta, Georgia, or at such other location within the State of Georgia as Employer may from time to time designate; provided, however, that, in the event such relocation required Employee to move his principal residence, Employer shall reimburse Employee for all his reasonable moving expenses.
     (d) No Other Agreement.  The Employee shall have no employment contract or
         ------------------
other written or oral agreement concerning employment with any entity or person other than Employer during the term of his employment under this Agreement.
     (e) Uniqueness of Employee's Services.  Employee hereby represents that the
         ---------------------------------
services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages and in an action at law. Accordingly, Employee expressly agrees that Employer, in addition to any rights or remedies which Employer may possess, shall be entitled to injunctive and other equitable relief to prevent the breach of this Agreement by Employee.

     4.  Compensation.
         ------------
     (a) Salary.  Subject to the provisions of paragraph 7 hereof, Employer
         ------
shall pay Employee, as compensation for serving as President of Employer, an initial Base Salary of $100,800; such initial Base Salary, or any increased Base
                       --------
Salary, shall be payable in substantially equal installments in accordance with the Employer's normal pay practices, but not less frequently than monthly. The Board of Directors of Employer, if warranted in its discretion, may increase Employee's Base Salary to reflect Employee's performance.

     (b) Incentive Compensation.  During the Term of Employment and in addition
         ----------------------
to the aforesaid Base Salary, Employee shall be entitled to such additional Incentive Compensation as may be awarded from time to time by the Board of Directors of Employer or any committee(s) designated thereby in its discretion. Notwithstanding anything contained in this Agreement to the contrary, any increase to Employee's Base Salary and any Incentive Compensation paid to Employee shall be (i) in compliance with regulations, thrift bulletins, pronouncements, directives, or orders issued or promulgated by any governing regulatory agency and with any agreements by and between Employer and such regulatory agencies, (ii) consistent with the safe and sound operation of Employer, (iii) closely monitored by the Board of Directors of Employer and (iv) comparable to such compensation paid to persons of similar responsibilities and duties in other insured institutions of similar size, in similar locations, and under similar circumstances including financial condition and profitability.
     (c) "Golden Parachute" Provision.  Notwithstanding anything contained in
         ----------------------------
this Agreement to the contrary, any payments made to Employee pursuant to this Agreement, or otherwise to Employee, are subject to and conditioned upon their compliance with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder.

     5.  Participation in Benefit Plans.  The payments provided in paragraph 4,
         ------------------------------
6, and 7 hereof are in addition to any benefits to which Employee may be, or may become, entitled to, under any group hospitalization, health, dental care, or sick leave plan; life insurance or death benefit plan; travel or accident insurance; pension or retirement plan; stock option or ownership plan; or other present or future group employee benefit plan or program for which senior executive officers of Employer shall be or shall become eligible. Said benefit shall include, without limitation, major medical/dental insurance for Employee and his dependents.

     6.  Benefits Payable Upon Disability.
         --------------------------------
     (a) Disability Benefits.  In the event of the Disability of Employee,
         -------------------
Employer  shall continue to pay Employee 100% of Employee's then current Base
                                         ----
Salary pursuant to paragraph 4(a) during the first six (6) months of a
                                                        -
continuous period of disability. It is provided, however, that in the event Employee is disabled for a continuous period exceeding six (6) months, Employer
                                                            -
may, at its election, terminate this Agreement, in which event payment of Employee's Base Salary shall cease.
     (b) Disability Benefit Offset.  Any amounts payable under paragraph 6(a)
         -------------------------
hereof shall be reduced by any amounts paid to Employee under any other disability program or policy of insurance maintained by Employer.

     7.  Payments to Employee Upon Termination of Employment.  The Board of
         ---------------------------------------------------
Directors of Employer may terminate Employee's employment under this Agreement at any time; but any termination other than Termination for Cause shall not prejudice Employee's right to compensation or other benefits under this Agreement. Employee may voluntarily terminate his employment under this Agreement. The rights and obligations of Employer and Employee in the event of such termination are set forth in this paragraph 7 as follows:
     (a) Termination for Cause.  Employee shall have no right to compensation or
         ---------------------
other benefits for any period after a Termination for Cause. Termination for Cause shall be determined by the Board of Directors of Employer in the reasonable exercise of its discretion and acting in good faith, and shall include termination because of Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duties involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, the regulatory suspension or removal of Employee as defined in paragraphs 8(a) and (b) hereof, the termination of this Agreement under paragraphs 8(c) and (d) hereof, the failure of Employee to follow reasonable written instructions of the Board of Directors of Employer, or a material breach of Employee of any provision of this Agreement. Termination for Cause from the Employer shall be determined by, and shall occur only upon the passage of a resolution by a vote of not less than a two-thirds of Employer's Board of Directors specifying Employee's Termination for Cause and the grounds therefor, after reasonable notice to Employee and an opportunity for him to be heard before a meeting of the Board of Directors called in accordance with the By-Laws of Employer. Thereafter, Employee shall be deemed to be in material breach of this Agreement and shall have no right to receive compensation or other benefits under this Agreement for any period following such Termination for Cause. This provision on Termination for Cause shall control over any and all other provisions relating to discharge or termination for cause contained in any and all other agreements between Employer and Employee.
     (b) Event of Termination Without Change of Control.  Upon the occurrence of
         ----------------------------------------------
an Event of Termination, other than after a Change of Control as provided in paragraph 7(c) hereof, Employer shall pay to Employee, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to Employee's then current

Base Salary plus any Incentive Compensation paid to Employee during the immediately preceding twelve (12) months, to be paid in full on the last day of
                              --
the month following the date of said Event of Termination.
     (c) Event of Termination in Connection With a Change of Control.  If during
         -----------------------------------------------------------
the term of this Agreement and within one (1) year immediately following a
                                           -
Change of Control or within six (6) months immediately prior to such Change of
                                 -
Control:
        (i) Employee's employment with Employer under this Agreement is terminated by an Event of Termination; or
        (ii) the status, character, capacity, and circumstances of Employee's employment as provided in paragraphs 2 and 3 of this Agreement have been materially altered by Employer whether by a reduction in salary, responsibilities, authority, or benefits, and Employee voluntary terminates the employment contemplated by this Agreement for that reason;

then Employer shall pay to Employee, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to Employee's then current Base Salary plus any Incentive Compensation paid to Employee during the immediately preceding twelve (12) months, to be paid
                                                          --
in full on the last day of the month following the date of said Event of Termination or Employee's voluntary termination under (ii) above. In no event shall the total compensation paid to Employee upon the termination of his employment in connection with a Change of Control exceed the amount permitted by
Section 280G of the Internal Revenue Code (as amended) or three times Employee's average annual compensation. Employee's average annual compensation shall be based on the most recent five taxable years ending before the Change of Control (or the period during which Employee was employed by Employer if Employee has been employed by Employer for less than five years).
     (d) Voluntary Termination of Employment.  Employee shall have no right to
         -----------------------------------
compensation or other benefits under this Agreement for any period following the voluntary termination of Employee's employment by Employee, except as provided in paragraph 7(b) and 7(c) hereof.

     8.  Regulatory Suspension.
         ---------------------
     (a) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of Employer by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(3) or (g)(1), the obligations of Employer under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employer may in its discretion (i) pay Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.
     (b) If Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of Employer by an order issued under
Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(4) or (g)(1), all obligations of Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

     (c) If Employer is in "default" as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties hereto.
     (d) All obligations under this Agreement shall be terminated, except to the extent that it may be determined by any state or federal regulatory agency or body having authority over Employer that continuation of this Agreement is necessary for the continued operation of Employer, at any time the Federal Deposit Insurance Corporation (the "FDIC") enters into an agreement to provide assistance to or on behalf of Employer under the authority contained in Section 13(c) of the Federal Deposit Insurance Act, at any time the FDIC approves a supervisory merger to resolve problems related to the operation of Employer, or when Employer is determined by the Georgia Department of Banking and Finance, the Board of Governors of the Federal Reserve System (or the Federal Reserve Bank of Atlanta acting pursuant to delegated authority), or the FDIC to be in an unsafe and unsound condition. Any rights of the parties hereto that have already vested, however, shall not be affected by such action.

     9.  Nondisclosure of Confidential Information.  Employee acknowledges that
         -----------------------------------------
he possesses confidential information of a special and unique nature and value affecting and relating to both Employer's and the Holding Company's business, including, without limitation, the identity of the customers, deposits business records, other trade secrets, and other similar confidential information relating to Employer and/or the Holding Company and the business of each (all the foregoing being hereinafter collectively referred to as "Confidential Information"). Employee recognizes and acknowledges that all Confidential Information is the exclusive property of Employer and/or the

Holding Company respectively, constitutes trade secrets of Employer and/or the Holding Company, is material and confidential, and greatly affects the goodwill and the effective and successful conduct of the business of Employer and/or the Holding Company. As a material inducement to Employer to enter into this Agreement and to employ Employee, Employee covenants and agrees that he will not at any time during the term of his employment under this Agreement, and for a period of one (1) year from the end of such employment, directly or indirectly,
               -
divulge, reveal, or communicate any Confidential Information to any person, firm, corporation, or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others. Employee further acknowledges that said Confidential Information has material commercial value to Employer and/or the Holding Company so long as it is not known by competitors of Employer and/or the Holding Company and that both Employer and the Holding Company have taken reasonable steps to keep all such information and trade secrets confidential.

     10.  Source of Payments.  All payments provided in paragraphs 4, 6, and 7
          ------------------
hereof shall be paid in cash from the general funds of Employer as provided herein, and no special or separate fund shall be established by Employer, and no other segregation of assets shall be made to assure payment. Employee shall have no right, title, or interest in or to any investments which Employer may make to meet the obligations hereunder.

     11.  Injunctions.  In view of the irreparable harm and damage which
          -----------
Employer and/or the Holding Company would sustain as a result of a breach by Employee of the covenants or agreements under paragraph 9 hereof, and in view of the lack of an adequate remedy at law to protect the interests of Employer and/or the Holding Company, Employer and/or the Holding Company shall have the right to receive, and Employee hereby consents to the issuance of, a permanent injunction of one (1) year in duration enjoining Employee from any violation of the covenants and agreements set forth in paragraph 9 hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which Employer and/or the Holding Company is or may be entitled at law or in equity respecting this Agreement. It is expressly agreed by the parties hereto that the Holding Company is an intended third party beneficiary of paragraph 9 and 11 of this Agreement and may enforce same against Employee as if it were a party hereto.

     12.  Attorneys' Fees.  In the event any party hereto is required to engage
          ---------------
in legal action against any other party hereto, either as plaintiff or defendant, in order to enforce or defend any of its or his rights under this Agreement, and such action results in a final judgment in favor of one or more parties, then the party or parties against whom said final judgment is obtained shall reimburse the prevailing party or parties for all legal fees and expenses incurred by the prevailing party or parties in asserting or defending its or his rights hereunder.

     13.  Federal Income Tax Withholding.  Employer may withhold from any
          ------------------------------
benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     14.  Effect of Prior Agreements.  This Agreement contains the entire
          --------------------------
understanding between the parties hereto and supersedes any prior employment agreement and any contemporaneous oral agreement or understanding by, between, or among the Employer and Employee.

     15.  General Provisions.
          ------------------
     (a) Nonassignability.  Neither this Agreement nor any right or interest
         ----------------
hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the written consent of Employer; provided, however, that nothing in this paragraph 15(a) shall preclude (i) Employee from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.
     (b) No Attachment.  Except as required by law, no right to receive payments
         -------------
under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.
     (c) Binding Agreement.  This Agreement shall be binding upon, and inure to
         -----------------
the benefit of, Employer and Employee and their respective heirs, successors, assigns, and legal representatives.

     16.  Modification and Waiver.
          -----------------------
     (a) Amendment of Agreement.  This Agreement may not be modified or amended
         ----------------------
except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.
     (b) Waiver.  No term or condition of this Agreement shall be deemed to have
         ------
been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     17.  Severability.  If for any reason any provision of this Agreement is
          ------------
held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     18.  Headings.  The headings of paragraphs herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     19.  Governing Law.  This Agreement has been executed and delivered in the
          -------------
State of Georgia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     20.  Rights of Third Parties.  Nothing herein expressed or implied is
          -----------------------
intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

     21.  Notices.  All notices, requests, demands, and other communications
          -------
provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

     To Employer:    Chairman of the Board
                     Premier Lending Corporation
                     2180 Atlanta Plaza
                     950 E. Paces Ferry Road
                     Atlanta, Georgia  30326

     Copied to:      Chairman of the Board
                     First Alliance/Premier Bancshares,  Inc.
                     2180 Atlanta Plaza
                     950 E. Paces Ferry Road
                     Atlanta, Georgia  30326

                             -and-

                     Steven S. Dunlevie, Esq.
                     Womble Carlyle Sandridge & Rice, PLLC
                     Suite 700
                     1275 Peachtree Street
                     Atlanta, Georgia 30309

     To Employee:    Mr. George S. Phelps
                     3083 Milledge Gate Court
                     Marietta, Georgia 30067


     IN WITNESS WHEREOF, Employer has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer, and Employee has signed this Agreement, as of the Effective Date.

ATTEST:          PREMIER LENDING CORPORATION


/s/ Barbara J. Burtt        By: /s/ Darrell D. Pittard
-------------------------      ----------------------------------------
Secretary                      Darrell D. Pittard
(CORPORATE SEAL)               Chairman of the Board



/s/ Cindy George            /s/ George S. Phelps
----------------------      -----------------------------------(SEAL)
Witness                     GEORGE S. PHELPS